UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
January 6, 2009 (December 30, 2008)
ALPHARMA INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8593	22-2095212

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
440 Route 22 East, Bridgewater
New Jersey 08807
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (908) 566-3800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective on December 30, 2008, Dean J. Mitchell ceased to be employed as President and Chief Executive Officer of Alpharma Inc. (“Alpharma”). Effective on January 6, 2009, Brian A. Markison was appointed as President and Chief Executive Officer of Alpharma. The terms of any compensation to be received by Mr. Markison pursuant to this appointment have not yet been determined.
     Mr. Markison, age 49, has served as Chairman of the Board of Directors of King Pharmaceuticals, Inc. (“King”) since May 2007. In addition, he has been President and Chief Executive Officer and a director of King since July 2004. Mr. Markison joined King as Chief Operating Officer in March 2004. Mr. Markison served in various positions with Bristol-Myers Squibb beginning in 1982, most recently as President of Bristol-Myers Squibb’s Oncology, Virology and Oncology Therapeutics Network businesses. Mr. Markison is also a member of the board of directors of Immunomedics, Inc., a publicly-traded company, and is a member of the board of directors of Alpharma.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 6, 2009

By:	/s/ Brian A. Markison
	Name:	Brian A. Markison
	Title:	President and Chief Executive Officer